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                                                                  EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                     AND/OR
 TENDER OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK OR SHAREHOLDER WARRANTS
                                       OF
                   PACIFIC RESEARCH & ENGINEERING CORPORATION

                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
      AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 3, 1999
                          UNLESS THE OFFER IS EXTENDED.

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates for shares of common stock, no par value (the "Shares"), of Pacific Research & Engineering Corporation, a California corporation (the "Company"), (ii) certificates for warrants issued by the Company pursuant to the Warrant Agreement, dated as of May 28, 1996, by and between the Company and Wells Fargo Bank N.A. as Warrant Agent (the "Shareholder Warrants") of the Company, (iii) an agreement representing warrants issued to representatives of Nutmeg Securities, Ltd. pursuant to the Representative's Warrant to purchase Units of Common Stock and Redeemable Warrants, each dated as of May 31, 1996, by and between the Company and each of John Lane, Daniel Guilfoile, Matthew Rochlin, Gayle Aufderhide, Cathy Mayberry and Stephen Marchese (the "Representative Warrants") or (iv) an agreement representing the warrant issued to John W. Barrett pursuant to the Warrant to Purchase Common Stock of the Company, by and between John W. Barrett and the Company (the "Executive Warrants"), in each case, are not immediately available or if the procedure for book-entry transfer of Shares or Shareholder Warrants cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase, dated August 9, 1999 (the "Offer to Purchase").

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

By Mail:
Post Office Box 3301
South Hackensack, NJ 07606
(Attention: Reorganization Department)
By Facsimile Transmission:
(Eligible Institutions Only)
(201) 296-4293
Confirm by Telephone:
(201) 296-4860
By Hand:
120 Broadway, 13th Floor
New York, NY 10271
(Attention: Reorganization Department)
By Overnight Delivery:
85 Challenger Road-Mail Drop-Reorg
Ridgefield Park, NJ 07660
(Attention: Reorganization Department)

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares or Shareholder Warrants or agreements representing Representative Warrants or the Executive Warrant to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Space Coast Merger Corp., a California corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which are hereby acknowledged, the number of Offer Securities of the Company indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

NUMBER OF OFFER SECURITIES
Number of Shares:
                --------------------------------------------

Number of Shareholder Warrants:
                               -----------------------------

Number of Shares Underlying Representative Warrants:
                                                    --------

Number of Shares Underlying the Executive Warrant
                                                 -----------

Certificate No(s) (if available):
Shares:
       -----------------------------------------------------

Shareholder Warrants:
                     ---------------------------------------

If Shares or Shareholder Warrants will be tendered by
book-entry transfer:
                    ----------------------------------------

Name of Tendering Institution:

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Name of Book Entry Transfer Facility:

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Account No.:                                              at
            ----------------------------------------------

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Dated:
SIGN HERE
Name(s) of Record Holder(s):

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                                 (Please Print)

Address(es):
            ------------------------------------------------

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                                                  (Zip Code)

Area Code and Telephone No(s):

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Signature(s):
             ----------------------------------------------

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees the delivery to the Depositary of the Offer Securities tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares or Shareholder Warrants, all within three trading days of the date hereof. A "trading day" is any day on which the American Stock Exchange is open for business.

Name of Firm:
             -----------------------------------------------

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                             (Authorized Signature)

Address:
        ----------------------------------------------------

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                                   (Zip Code)

Title:
      ------------------------------------------------------

Name:
     -------------------------------------------------------
                           (Please Print or Type)

Area Code and Telephone No.:
                            --------------------------------

Dated:
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DO NOT SEND CERTIFICATES FOR SHARES OR SHAREHOLDER WARRANTS OR AGREEMENTS
REPRESENTING REPRESENTATIVE WARRANTS OR THE EXECUTIVE WARRANT WITH THIS FORM -- CERTIFICATES OR AGREEMENTS SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL

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